The New World Power Corporation Certification under Section 906 of the Sarbanes/Oxley Act- Filed as an exhibit to 10-QSB for the Quarter Ended September 30, 2002

                                                                   EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of The New World Power Corporation (the "Company") On Form 10-QSB for the period ending September 30, 2002 as filed with the Securities and Exchange

Commission on the date hereof ("Report"), I, John D. Kuhns, Chairman of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

         (3) Due to cash and liquidity restraints, the Company was not able to have this Report reviewed by its independent outside Accountants.

/s/ John D. Kuhns
-----------------
John D. Kuhns

Chairman of the Board of Directors
December 19, 2002